UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023   (October 19, 2023)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, in May 2023 the board of directors of Ascent Solar Technologies, Inc. (“Ascent” or the “Company”) appointed (i) Bobby Gulati as the Company’s new Chief Operating Officer and (ii) Jin Jo as the Company’s new Chief Financial Officer.

On October 19, 2023, the Company entered into employment agreements with Mr. Gulati and Ms. Jo. The terms of these agreements are summarized below.

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

The employment agreements provide for a term through December 31, 2025, subject to earlier termination by the Company and the executive as provided in the employment agreements. The employment agreements are effective as of April 17, 2023.

The employment agreements provide that the executives will each receive an annual base salary (“Base Salary”) of $225,000. In addition to the Base Salary, the Company has paid the executives a one-time bonus in the amount of (i) $25,000 in the case of Mr. Gulati and (ii) $45,000 in the case of Ms. Jo.

The executives will also be eligible for an annual incentive bonus of up to 60% of Base Salary if the agreed bonus targets are achieved.

The employment agreements provide that the executives will be eligible to participate in the Company’s equity incentive and other standard benefit plans and programs.

Under the employment agreements, if the Company terminates an executive without cause or the executive terminates employment for good reason or a change in control, the executive will be entitled to receive half of the Base Salary amount then in effect during the period from (i) the termination date through (ii) the end of the term of the employment agreement.

The employment agreements require the executives to maintain the confidentiality of the Company’s proprietary information. The employment agreements also include customary non-competition and non-solicitation provisions that the executives must comply with for a period of 12 months after termination of employment with the Company.

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The above summary does not purport to be a complete summary of the employment agreements and are qualified in its entirety by reference to the full text of the employment agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	10.1	Employment Agreement between the Company and Bobby Gulati dated as of October 19, 2023
	10.2	Employment Agreement between the Company and Jin Jo dated as of October 19, 2023
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

October 23, 2023	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer